SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  July 29, 2003



                                  XIN NET CORP.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Florida                    0-26559                     330-751560
- -------------------             -------------               ----------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


        Suite 950, 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 632-9638

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets


                                  PRESS RELEASE

                       Acquisition of Dawa Business Group

     Xin Net Corp. (the "Company") has acquired 51% of Dawa Business Group Inc. ("Dawa") in exchange for 49% of Xin Net's subsidiary Windsor Education Academy Inc. ("Windsor").

Dawa's main business is the publication of a weekly Chinese community newspaper and a monthly magazine featuring education and employment in Vancouver's Chinese community. Dawa is operated by Mr. Zaixin Ma, BA, MA, Ph.D., whose career covered academic research, media publishing and education. He has worked in China, Japan and the United Kingdom before relocating to Vancouver four years ago. Xin Net acquired Windsor at the end of 2002, a licensed school specializing in offering English as a Second Language (ESL) courses to foreign students. The synergy in Dawa and Windsor lies in Mr. Ma's extensive work experience and business connections as well as the ability to promote Windsor and affiliated educational products through the Dawa publications. Mr. Ma will be responsible for the day-to-day operations of both entities. His mandate also includes opening up the Mainland Chinese market for different North American curriculums.




Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrant's Certifying Accountant

                  None.


Item 5.           Other Events

                  None.

Item 6.           Resignation of Registrant's Directors

                  None.


Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits: 10.1 Share Exchange Agreement


Item 8.           Change in Fiscal Year

                  None.


Item 9.           Regulation FD Disclosure

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2003


                                            XIN NET CORP.



                                            By: /s/ Ernest Cheung
                                                --------------------------------
                                                Ernest Cheung, Director